                                                                    EXHIBIT 3.02

                        CERTIFICATE OF LIMITED PARTNERSHIP
                                        OF
                    MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.


          The undersigned, in order to form a limited partnership under and pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, hereby certifies as follows:

               First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Dean Witter Charter Graham L.P. (the "Partnership").

               Second. Registered Office and Agent. The address of the Partnership's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Partnership's registered agent is The Corporation Trust Company.

               Third. General Partner. The name and mailing address of the sole general partner of the Partnership is Demeter Management Corporation, Two World Trade Center, 62nd Floor, New York, New York 10048.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited
Partnership on July 15, 1998.


                                       DEMETER MANAGEMENT CORPORATION,
                                              General Partner



                                       By:   /s/ Mark J. Hawley
                                             Mark J. Hawley
                                             President